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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported):  August 16, 1996



                         JONES GROWTH PARTNERS II L.P.
                         -----------------------------
             (Exact name of registrant as specified in its charter)



       Colorado                      0-19259                  84-1126141
- -----------------------              -------                  ----------
(State of Organization)        (Commission File No.)         (IRS Employer
                                                          Identification No.)


P.O. Box 3309, Englewood, Colorado 80155-3309                (303) 792-3111
- ---------------------------------------------                --------------
(Address of principal executive office and Zip Code           (Registrant's
                                                               telephone no.
                                                           including area code)
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Item 5.   Other Events
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          On August 16, 1996, Jones Growth Partners II L.P. (the "Partnership"),
a Colorado limited partnership, entered into an Asset Purchase Agreement providing for the sale by the Partnership to Century Communications Corp. of substantially all of the assets, property and business of the Partnership relating to the cable television system serving subscribers in the City of Yorba Linda and portions of the City of Anaheim and unincorporated Orange County, California (the "Yorba Linda System"). The sales price for the Yorba Linda System is $36,000,000, subject to customary closing adjustments.

          The closing of the sale of the Yorba Linda System is subject to a number of conditions, including the consent of the governmental franchising authorities and other regulatory authorities having jurisdiction, and other matters. In addition, the sale of the Yorba Linda System must be approved by a majority of the outstanding limited partnership interests in the Partnership. Upon the successful completion of the sale of the Yorba Linda System, which is expected to occur during the first half of 1997, the Partnership will be liquidated and dissolved.

          The Yorba Linda System currently passes approximately 23,100 homes and serves approximately 17,000 basic subscribers.

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Item 7.    Financial Statements and Exhibits
           ---------------------------------

      c.   Exhibits.
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           2.1 Asset Purchase Agreement dated August 16, 1996 among Jones
Intercable, Inc., Jones Growth Partners II L.P. and Century Communications Corp.

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                                  SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              JONES GROWTH PARTNERS II L.P.
                              By:   Jones Spacelink Cable Corporation
                                    its General Partner


Dated:  August 28, 1996       By:   /s/ Elizabeth M. Steele
                                    -----------------------
                                    Elizabeth M. Steele
                                    Vice President and Secretary

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